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                                                                    Exhibit 23.2
February 21, 2005

Cooper Industries, Ltd.
600 Travis, Suite 5800
Houston, Texas 77002-1001

Ladies and Gentlemen:

We consent to the incorporation by reference in the following Registration Statements of Cooper Industries, Ltd. (the "Company") and/or Cooper Industries, Inc., as applicable, of the use of our name and the reference to an analysis, with which our firm assisted, concerning the contingent liability exposure of the Company for certain asbestos-related claims, under "Item 3. Legal Proceedings" and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies and Estimates" included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, and in Note 16 to its consolidated financial statements for the year ended December 31, 2004.

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
No. 2-33-14542      Form S-8 Registration Statement for Cooper Industries, Inc.
                    1989 Employee Stock Purchase Plan

No. 333-02847       Form S-8 Registration Statement for Cooper Industries, Inc.
                    Amended and Restated Directors Stock Plan

No. 333-120337      Form S-8 Registration Statement for Cooper Industries, Inc.
                    Amended and Restated Stock Incentive Plan

No. 333-24237       Form S-3D Registration Statement for Cooper Industries, Inc.
                    Dividend Reinvestment and Stock Purchase Plan

No. 333-101451      Form S-3D Registration Statement for Cooper Industries, Ltd.
                    Dividend Reinvestment and Stock Purchase Plan

No. 333-51439       Form S-8 Registration Statement for Cooper Industries, Inc.
                    Director's Retainer Fee Stock Plan

No. 333-51441       Form S-8 Registration Statement for Cooper Industries, Inc.
                    Amended and Restated Management Annual Incentive Plan

No. 333-37580       Form S-8 Registration Statement for Cooper (UK) Employee
                    Share Purchase Plan
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Sincerely,

/s/ Charles E. Bates, Ph.D.

President and Senior Partner
Bates White LLC